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THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition EVENT DATE/TIME: JULY 19, 2017 / 8:45PM GMT

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JULY 19, 2017 / 8:45PM, H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition

C O R P O R A T E   P A R T I C I P A N T S

Bruce M. Mann Hydro One Limited - VP of IR

Mayo M. Schmidt Hydro One Limited - CEO, President and Director

Scott L. Morris Avista Corporation - Chairman, CEO & President

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Jeremy Rosenfield Industrial Alliance Securities Inc., Research Division - Equity Research Analyst

Mona Nazir Laurentian Bank Securities, Inc., Research Division - Senior Special Situations Analyst

Robert Catellier CIBC World Markets Inc., Research Division - Executive Director

P R E S E N T A T I O N

Bruce M. Mann - Hydro One Limited - VP of IR

All right. Well, good afternoon, everyone, and thanks for joining us on a relatively short notice to discuss the Hydro One acquisition of Avista Corporation announced earlier this afternoon. I’m here in Toronto with Hydro One’s President and Chief Executive Officer, Mayo Schmidt, together with several other members of the Hydro One management team. Also joining us on the line are Avista’s Chairman, President and CEO, Scott Morris; and their Senior Vice President and Chief Financial Officer, Mark Thies.

As we walk through the strategic aspects and some of the details of the transaction, please be aware that there’s also an accompanying set of slides which serves to illustrate a number of the points we’ll be reviewing through, and they should be up on the webcast now. If you dialed in to the teleconference, you can also find them on the Investor Relations section of Hydro One’s website under Events & Presentations.

The discussion and the related materials this afternoon will reflect various estimates and projections and forecasts and other forward-looking information, so please be aware of these factors. And the underpinning assumptions are all subject to risks and uncertainties. It’s important that you review all the cautionary language included in the press release announcing the transaction and that accompanying the slides, together with the documents that will be filed with North American securities regulators by each of the companies.

With that, I’ll turn the call over to Hydro One’s President and Chief Executive Officer, Mayo Schmidt.

Mayo M. Schmidt - Hydro One Limited - CEO, President and Director

Thank you, Bruce, and good afternoon, everyone. Thank you for joining us, and I am very excited to be speaking with you today on what is a significant day for both Hydro One and Avista, together with our respective customers, communities, employees and shareholders. Before I take you through the details, I do want to introduce the members of the Hydro One leadership team that are here with us today, and I also want to personally take this opportunity to thank the management team and Board of Directors, the Chairman and CEO of Avista and Hydro One, all who have worked extremely hard and productively onever the past months to embrace the strategy and turn it into a reality.

With me here today, Paul Barry, EVP, Strategy and Corporate Development; Jamie Scarlett, EVP and Chief Legal Officer; Ferio Pugliese, EVP, Customer Care & Corporate Affairs; Judy McKellar, EVP, Chief Human Resource Officer; Greg Kiraly, Chief Operating Officer; and Chris Lopez, Senior Vice President, Finance.

Having been engaged with the 2 teams over the course of the past month leading up to today, I can confirm that, collectively, we share common values, cultures, a deep commitment to our customers and operating philosophies driving to create shareholder value. Our common values bode extremely well for our future success as we go forward together. Similar to our own stakeholder commitments at Hydro One, Avista has specifically ingrained a “4 legs of the stool” approach with a deep focus across the company on customers, employee, communities and shareholders.

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JULY 19, 2017 / 8:45PM, H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition

The catalyst for this combination has been the mutual recognition of the strong alignment of values between the leadership of our 2 historic companies. We saw an opportunity to bring together 2 essentially pure-play regulated utilities with complementary assets and similar service territories, who both have strived over the years to build cultures uniquely focused on commitments to safety, customer service, innovation and investments in the communities we serve. Together, we are completely aligned: Hydro One’s values and Avista’s “4 legs of the stool” approach consistently prioritize our most important stakeholders. Today, that recognition of shared value will result in a combination that will create one of the top 20 publicly traded utilities in North America. Our businesses will represent a pure-play regulated power transmission and distribution leader with clean, regulated generation which transmits and distributes power among the cleanest in North America. Importantly, this transaction provides highly strategic and complementary diversification, both in asset base and geography within the regulated utility space. We are increasing the scale of operation significantly while adding further financial strength, strategic flexibility, completing a transaction which is accretive in the mid-single digit range in the first full year of operation on every measure. Through prudent management of our balance sheet, we will retain a strong investment-grade credit rating. Indeed, S&P have already confirmed an A- rating pro forma for the transaction.

The new company will have over CAD 32 billion in assets, a pro forma combined 2017 rate base of nearly $23 billion, and we intend to invest together approximately $10.6 billion over the next 5 years in our collector transmission and distribution rate base. Together, we will service more than 2 million end-use customers and we will operate across multiple large and growing North American jurisdictions, including Ontario, Washington, Oregon, Idaho, Montana and Alaska.

As you can see on your Slide 5, this is an all-cash transaction, which has been approved by the Board of Directors of both companies. The Avista shareholders will receive USD 53 per common share, representing a 24% premium to Avista’s closing share price of USD 42.74 on July 18, 2017. Avista shareholders will together receive cash consideration totaling approximately USD 3.4 billion.

The financing plan that we have in place, as you can see, is Hydro One’s commitment to maintain an A category rating, investment-grade balance sheet through completion of the acquisition. Hydro One is going to be financing this all-cash transaction using the mix of long-, medium- and short-term debt together with the convertible debenture installment receipts offering, which was announced earlier this afternoon. We are planning to issue the debt financing in U.S. dollars in the U.S., and the convertible debenture installment receipts will be issued in Canada.

As a result of the uniquely similar yet also complementary profiles of the 2 companies, once the transaction is complete, the pure regulated utility profile will remain intact, with nearly 100% of revenues generated by rate-regulated operations and further enhanced by the virtue of asset and geographic diversification.

The closing of the acquisition, which is expected to occur during the second half of 2018, is subject to Avista common shareholders’ approval and a number of state and federal regulatory approvals in the U.S., all of which are outlined in the deck available to you on Slide 17.

With regards to governance, both companies will maintain their existing headquarters, employees and brands. Avista will have a 9-member SubCo Board of Directors, 5 of whom will be designated by Hydro One and 4 by Avista. CEO Scott Morris has graciously offered the Chair of the Board; myself and one other Hydro One executive will join the SubCo board. Hydro One intends to identify 3 additional directors who reside in Avista-serviced territory.

I would now like to look to Avista’s Chairman, President and Chief Executive Officer, Scott Morris, for his overview of Avista’s businesses. Scott?

Scott L. Morris - Avista Corporation - Chairman, CEO & President

Well, thank you, Mayo. And I’m really pleased to join you and everyone on the call today to discuss this exciting new partnership with Hydro One. A lot of thought and consideration went into this transaction. As many of you know, our industry is undergoing transformational change. It will continue to evolve as consolidation reshapes the playing field for smaller utilities like Avista. We proactively stepped up to meet that challenge from a position of strength. We proudly served the Pacific Northwest for more than a century and notably have delivered excellent service for —results for shareholders in recent years as we pursued profitable growth through a focus on customers first.

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JULY 19, 2017 / 8:45PM, H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition

As we considered our strategy going forward, it was the — it was of utmost importance to control our own destiny. And therefore, we looked to identify a partner with common values and a similar customer profile who believed in Avista’s unique position in the market. Our goal was to forge an agreement that reflected our commitments to the 4 legs of the value-creation stool that Mayo mentioned that we care so much about as a company: our shareholders, our employees; our customers; and our communities. And I’m very pleased to say that this transaction accomplishes all of that.

First, that the transaction delivers full and fair value to Avista shareholders, who will receive USD 53 in cash for the — for each share of Avista common stock they own, representing a premium of 24% over our closing stock price on July 18. Second, this is a win for our customers, who will continue to receive clean, safe, high-quality and reliable service at reasonable rates. This partnership expands our opportunities to be innovative and gain operating efficiencies by extending the use of technology, best practices and business processes over a broader customer base and broader set of infrastructure. Third, we will continue our commitments to benefit the Pacific Northwest communities we serve through ongoing and increased philanthropic contributions and economic development; and fourth, as a stand-alone enterprise with Hydro One for the benefits of our employees and our customers.

In sum, our partnership with Hydro One will allow us to largely preserve the way we currently do business with our customers, enable us to continue to pursue the technological innovation, which has been one of the hallmarks, even while taking advantage of operating efficiencies and shared best practices and give us additional support for economic and community development.

We are very well positioned for the future, and we could not have done this without the full support of Mayo and his outstanding leadership team. As I’ve gotten to know Mayo and have a deeper understanding of Hydro One, I’ve been consistently impressed by their strategy for their — for innovation and customer service excellence. Our shared dedication to our customers and to our employees were an excellent fit, and I couldn’t be more pleased to join the Hydro One team and get to know Mayo Schmidt, the great leader that he is. Overall, we’re very excited about this transaction and the prospects for enhancing the North American utility landscape and further creating stakeholder value together with Hydro One.

Back to you, Mayo.

Mayo M. Schmidt - Hydro One Limited - CEO, President and Director

Thank you, Scott, and thank you very much for your kind thoughts for the leadership team here. And as Scott has just reviewed, this is uniquely similar and complementary business, and a transaction that makes compelling strategic sense for both companies and, ultimately, for our respective stakeholders.

On your Slide 9, we’ve laid out a brief overview of why that is. This transaction is expected to be, as I mentioned, mid-single-digit accretive to our earnings during the first year post closing, excluding transaction-related expenses. And it will create growing value for our shareholders, including the people of Ontario, who currently own just under half of Hydro One by virtue of the province’s continued noncontrolling minority stake in the company. Our shareholders will also benefit from geographic, economic and asset regulatory diversity that this transaction will provide. The markets that we are entering have expanding economies, positive and growing customer demographics and constructive regulatory environments, and they are in geographic territory that are remarkably similar to those that we serve today in Ontario.

In considering the transaction to contribute to the integral inorganic position of our growth, I have commented in the past, we look sharply to assure that transactions are clearly accretive on every measure within a year of completion, meeting our commitment to create real shareholder value. I believe that we are achieving this with this transaction.

Slide 10, we can see how the significantly increased scale and asset base of the company will confirm our position as a top 20 North American utility leader, with an enterprise value of more than CAD 30 billion pro forma the company’s current values.

As you can see on Slide 11, we’ve highlighted the planned capital expenditure levels of the combined company on a pro forma basis and result in the size and growth rate of the combined rate base. On a pro forma basis, we plan to invest over $10 billion in energy transmission and distribution in the period 2018 through 2021, with a corresponding rate base growth, compound annual growth rate of approximately 6%. That investment

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JULY 19, 2017 / 8:45PM, H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition

will result in a combined rate base of greater than CAD 28 billion in 2021, an increase of 24% overall through 2017 on a pro forma basis, and an increase of greater than 50% from the size of Hydro One’s rate base on a stand-alone basis today. This significant increase in scale will bring instant benefits by allowing us to share best practices together and leverage our non-workforce reduction-related savings in areas such as IT and procurement and a number of other efficiencies that we expect from the combined company can achieve.

As can be seen on the next slide, this increase in rate base and scale is achieved with diversification of both our utility services and geographic operating territories. As the charts here highlight, the diversification is both complementary to what Hydro One has been successful at in the past, but also provides us with access to low-risk, growing and complementary regulated natural gas local distribution business. At the same time, we gain some exposure on a regulated basis to the expanding segment of renewable electric generation, including hydroelectric, biomass and wind. Avista has a proven track record of innovation and an operating efficiency that is demonstrated by the fact that it provides its electric customers with energy at among the lowest prices in the United States.

Slide 13 shows the breakdown of the combined company on a pro forma basis by each of the 5 jurisdictions in Canada and the U.S. in which it operates. We detail this breakdown by rate base, by allowed ROE and by allowed equity on a market-by-market basis. Overall, the jurisdictions we are gaining access to are an ideal fit, as they are growing economically and contain higher ROEs, higher capital structures, favorable demographics and customer growth, and while also having seasonal and geographic attributes that are extremely similar to those in the areas of our current operations.

Moving to the next slide. After we have worked extensively with the Avista team, I can confidently say that this combination will greatly benefit the shared culture and values of Avista and Hydro One management teams and workforces. Not only do we have remarkably similar history rooted in hydroelectric power and over 100 years each of servicing our communities, but we also share a commitment to always putting the needs of customers and communities first, while doing it in ways that create increasing value for shareholders.

The Avista management team brings with them years of proven industry-specific experience, and the value anticipated that will accrue to the combined companies from technology sharing and knowledge transfer will be significant, as Avista has a proven track record and top-tier approach to innovation, which the 2 companies can leverage together to benefit our customers, communities and employees.

An example of how Avista’s experienced team has done an exceptional job for their communities and shareholders is highlighted on Slide 15, and this is about their exceptionally strong focus on innovation. The knowledge transfer that we anticipate being available to leverage as a result of this transaction will be important. Avista has built an outstanding team that has an accomplished track record of progressive, successful investments in clean technology and grid modernization that has benefited both customers and shareholders in the process. And with the 2 companies together now being able to leverage these investments in grid modernization and cleaner power, both of our customers will benefit increasingly from the sharing of cost and the ability to broaden and accelerate deployment. You can see we’ve highlighted a few of these accomplishments, including the multiple successful energy technology businesses that have founded in either — and continue to run and have been successfully divested. Going forward, we intend to build on this success by working together and using the increased scale of the 2 companies to further modernize our respective grids and to invest in clean energy initiatives and in the efficiency-enabling tools to provide improved reliability, service and cost for our customers.

Slide 16, we’ve highlighted our commitment to our various stakeholders as this transaction is consummated and we go forward together. Importantly, from a customer’s perspective, the cost of this transaction will not be borne by other — either company’s customers and will provide opportunities for cost savings and gain in efficiencies. Through our communities, we will continue to invest in local development and philanthropic causes, as we have in the past, and hope to expand these efforts as we move forward.

Lastly, to our employees, the headquarters, brands and workforces remain. I believe these commitments are highlighted. We are the 2 companies with remarkably similar culture and values, and this acquisition will only help us to continue to live up to the high standards we value and aspire to on a continual basis.

On Slide 17, we’ve laid out some higher-level milestones we’ve set for finalizing this transaction, with the goal of finishing everything up and closing by the second half of 2018. Importantly, this is something that Avista and Hydro One have had extensive conversations on, and we are already well

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JULY 19, 2017 / 8:45PM, H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition

underway in the development of detailed and comprehensive joint execution plan for how we will approach the work in front of us with regulators to productively secure the necessary approvals to close this transaction in a timely manner.

Now myself, Scott and our teams would be pleased to take your questions. Thank you.

Bruce M. Mann - Hydro One Limited - VP of IR

Thanks, Mayo and Scott. It’s Bruce here one more time. Before we ask the operator how she’d – explain how she’d like to organize the Q&A polling process, we need to request today that the participants wishing to ask questions, just please keep them to a single topic. (Operator Instructions)

Q U E S T I O N S   A N D   A N S W E R S

Operator

(Operator Instructions) Our first question comes from the line of Mona Nazir, your – with Laurentian Bank.

Mona Nazir - Laurentian Bank Securities, Inc., Research Division - Senior Special Situations Analyst

Just quickly from me. You spoke of mid-single-digit accretion. Do you have any synergies built in or is that just straight integration? And are there any potential assumed synergies here?

Mayo M. Schmidt - Hydro One Limited - CEO, President and Director

We have, and we actually expect to continue to identify opportunities for efficiencies and productivities between the 2 businesses. And when I talk about synergies, it really is about the productivity and the efficiencies in areas such as procurement, IT and operational, the sharing of some of our innovation, which we’ve made a significant investment in move to mobile, which is a technology base. The synergies do not contemplate a change in workforce, but they do and have captured, to some degree, although we anticipate continue to discover and expand on the opportunities in the area of efficiencies and productivity.

Operator

And our next question comes from the line of Robert Catellier with CIBC Capital Markets.

Robert Catellier - CIBC World Markets Inc., Research Division - Executive Director

Mayo, I just need a clarification on what you said about the discussions with S&P. Did you say they mentioned an A- rating, implying a downgrade pro forma the transaction? And what was the reason for that if that’s the case?

Mayo M. Schmidt - Hydro One Limited - CEO, President and Director

Sure. Well, let me just say, first of all, I hope I used the word expect; if I didn’t, I should. And secondly – hello?

Bruce M. Mann - Hydro One Limited - VP of IR

Operator, are you on the line?

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JULY 19, 2017 / 8:45PM, H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition

(technical difficulty)

Operator

(Operator Instructions) Our next question comes from the line of Jeremy Rosenfield with Industrial Alliance.

Jeremy Rosenfield - Industrial Alliance Securities Inc., Research Division - Equity Research Analyst

Maybe I’ll have a little bit more luck with my connection, but I’m not sure. Just very briefly, in terms of rate freezes or anything for Avista, can you just talk about if there’s a settlement agreement that has been discussed with stakeholders on that side?

Scott L. Morris - Avista Corporation - Chairman, CEO & President

So from a perspective of – we have not filed anything with any of our commissions, our regulatory bodies. We expect to file all of that within 45 to 60 days. And all of the implications of the rate filings will be included in those filings when we file them in the next 45 to 60 days. So there have no – been no deals outside of that with anybody with respect to this transaction.

Operator

(Operator Instructions) And I’m showing no further questions on the phone lines at this time, sir.

Mayo M. Schmidt - Hydro One Limited - CEO, President and Director

Bruce, let me – if I could, one of our callers was cut off, unfortunately. Let me just be clear if I wasn’t when I was cut off. We expect S&P to confirm an A- rating, which is a 1 notch. We expect to continue to have investment-grade rating, low volatility. And I believe the question also included an element of the reason why for the 1 notch. And as we understand it, it’s in the area of simply that, historically, this company has had a single sole jurisdiction, and this simply contemplates a business in the United States. So that was the reason for the 1 notch but no other reasons associated, as it’s nearly 100% rate-regulated business. So thank you for the question. And Bruce, over to you.

Bruce M. Mann - Hydro One Limited - VP of IR

All right. Operator, one more chance if any of the analysts in the queue have a question. If there’s no one left in the queue, just let me know, and then we’ll conclude the call here in a moment.

Operator

I am showing no further questions, sir.

Bruce M. Mann - Hydro One Limited - VP of IR

All right. With that, the Hydro One and Avista managements team thank everybody for joining us and investing some of your time with us on what we know is short notice this afternoon. We appreciate your interest, and to the extent you have questions that weren’t answered on the call, please reach out to one of the respective company representatives. All of our contact info is on the press release, and we will get them answered for you. So thank you, again, and enjoy the rest of your evening.

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JULY 19, 2017 / 8:45PM, H.TO - Hydro One Ltd and Avista Corp Joint Conference Call on Acquisition

Operator

Ladies and gentlemen, thank you for participating in today’s conference. This does conclude the program, and you may all disconnect. Everyone, have a great day.

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Additional information About the Acquisition and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, 1411 East Mission Avenue, PO Box 3727, Spokane WA. 99220-3727. Avista’s filings with the SEC are also available on Avista’s website at: www.Avista.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 23, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Information

This communication contains “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws of the U.S. and Canada, respectively. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward-looking statements and forward-looking information in this communication include, without limitation, statements relating to Hydro One’s proposed merger transaction with

Avista and expectations regarding timing and benefits thereof, earnings per share accretion, increases in regulated assets and earnings, financing intentions, strength of credit metrics, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, financing plans, stakeholder commitments, stockholder and regulatory approvals, and the completion of the proposed merger transaction. These statements reflect Hydro One and Avista’s management’s current beliefs and are based on information currently available to the management teams. Forward-looking statements and forward-looking information involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward -looking statements and forward-looking information. Hydro One and Avista caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward-looking statements and forward-looking information. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward-looking statements and forward-looking information include risks and uncertainties relating to the following: (i) the risk that Avista may be unable to obtain shareholder approval for the proposed merger transaction or that Hydro One or Avista may be unable to obtain governmental and regulatory approvals required for the proposed merger transaction, or may be unable to obtain those approvals on favorable terms; (ii) the risk that the required shareholder, governmental or regulatory approvals may delay the proposed merger transaction; (iii) the risk that a condition to the closing of the proposed merger transaction may not be satisfied or the merger agreement may be terminated prior to closing? (iv) the timing to consummate the proposed transaction? (v) disruption from the proposed merger transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers? (vi) risks associated with the loss and ongoing replacement of key personnel; (vii) the diversion of management time and attention on the transaction? (viii) general worldwide economic conditions and related uncertainties? (ix) the effect and timing of changes in laws or in governmental regulations (including environmental and tax laws and regulations)? (x) the risk that financing necessary to fund the proposed merger transaction may not be obtained or may be more difficult and costly to obtain than anticipated; (xi) the impact of acquisition-related expenses; (xii) the ability to maintain an investment grade credit rating; (xiii) the ability to maintain dividend payout ratios; and (xiv) other factors discussed or referred to in the “Risk Factors” section of Hydro One’s most recent annual management’s discussion and analysis of financial results filed with securities regulators in Canada and available under Hydro One’s profile at www.sedar.com. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of Hydro One or Avista. Additional risks and uncertainties will be discussed in the proxy statement and other materials that Avista will file with the SEC in connection with the proposed merger transaction, or in material Hydro One will file with securities regulatory authorities in Canada. There can be no assurance that the proposed merger transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements or forward-looking information, and actual outcomes and results may differ materially from what is expressed, implied or forecasted in these forward-looking statements and forward-looking information. For additional information with respect to certain of the risks or factors, reference should be made to Hydro One’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, available at www.sedar.com and Avista’s filings with the SEC available at www.sec.gov. Except as required by law, each of Hydro One and Avista disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.